                                                                    EXHIBIT 10.7

                       CONFIDENTIAL TREATMENT REQUESTED
[*] Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Commission.


                            OEM Purchase Agreement
                                   Between
                     Sonic Systems, Inc. and Ramp Networks

THIS AGREEMENT is entered into between Sonic Systems, Inc. a California corporation principally located at 5400 Betsy Ross Drive, Suite 206, Santa Clara, CA 95054 ("Sonic") and Ramp Networks, a California corporation located at
                  -----
3100 De La Cruz Blvd, Santa Clara, CA 95054 ("Ramp") is made as of this 5th day
                                              ----
of January 1999 ("Effective Date").
                  --------------

                                  Background
                                  ----------

Sonic has developed an Internet Security appliance called SonicWALL. Ramp wishes to OEM the standard version of the 2-port SonicWALL with minor cosmetic modifications. Sonic has agreed to provide this customized version of the 2-port SonicWALL to Ramp subject to the terms of this Agreement and in reliance upon Ramp's representation that it has the technical, marketing, financial, and business capabilities to fulfill Ramp's obligations set forth in this Agreement.


1.   Definitions
     -----------

     Channel Partners.  "Channel Partners" shall mean any third party authorized
     ----------------
by Ramp to resell the Product and includes, but is not limited to, distributors, resellers, value-added resellers, system integrators, and OEMs.

     Confidential Information.  "Confidential Information" means any data or
     ------------------------
information, oral or written, treated as confidential that relates to either Party's (or, if either Party is bound to protect the confidentiality of any other person's information, such other person's) past, present, or future research, development, or business activities, including any unannounced products and services, and including any information relating to services, developments, inventions, processes, plans, financial information, customer and supplier lists, forecasts, and projections. Confidential Information, also includes the terms of this Agreement. Notwithstanding the foregoing, Confidential Information is deemed not to include information that: (i) is publicly available or in the public domain at the time disclosed; (ii) is or, becomes publicly available or enters the public domain through no fault of the Party receiving such information; (iii) is rightfully communicated to the recipient by persons not bound by confidentiality obligations with respect thereto; (iv) is already in the recipient's possession free of any confidentiality obligations with respect thereto (excluding, however, any copies of the Product that may be in Ramp's possession prior to the date of this Agreement); (v) is independently developed by the recipient; (vi) is approved for release or disclosure by the disclosing Party without restriction; or (vii) is required to be disclosed or is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the recipient shall provide prompt notice thereof to the disclosing Party to enable the disclosing Party to seek a protective order or otherwise prevent or restrict such disclosure.

     Deliverables.  "Deliverables" shall mean the items listed in Exhibit A.
     ------------

     Derivative Works.  "Derivative Works" means programming or design changes
     ----------------
made to the Product.

     Documentation.  "Documentation" shall mean the user manual associated with
     -------------
the Products.

     End User.  "End-User" means end user customers located within the Territory
     --------
who receive the Product.

     Enhancements.  "Enhancements" means any modification or addition that, when
     ------------
made or added to the Product, materially changes its utility, efficiency, functional capability, or application, but that does not constitute solely an Error Correction. Enhancements may be designated by Sonic as minor or major, depending on Sonic's assessment of their value and of the function added to the preexisting Product.

     Error.  "Error" means the failure of the Product to conform in all material
     -----
respects to its functional specifications as published from time to time by Sonic, the current version of which is attached as Exhibit C hereto. However, any nonconformity resulting from Ramp's or its customers' misuse, improper use, alteration, or damage of the Product is not an Error.

     Error Correction.  "Error Correction" means either a modification or an
     ----------------
addition that, when made or added to the Product, establishes material conformity of the Product to its Specifications.

     First-Tier Support.  "First-Tier Support" shall mean technical support of
     ------------------
the Product directly to End Users.

     Initial Purchase Order.  "Initial Purchase Order" shall mean the first
     ----------------------
purchase order submitted by Ramp and accepted by Sonic and dated ______________.

     Licensed Upgrades.  "Licensed Upgrades" shall mean any upgrade for the
     -----------------
Product for which there is a defined upgrade price in Exhibit B and for which Sonic will provide to Ramp a software upgrade key to enable such upgrade.

     Modifications.  "Modifications" means any changes to the Product made by
     -------------
Sonic.

     NRE.  "NRE" means non-recurring engineering.
     ---

     Options.  "Options" shall mean Product Software add-ons that may be made
     -------
available to customers from time to time for an additional charge.

     Party or Parties.  "Party" or "Parties" means Sonic or Ramp, as applicable,
     ----------------
or both Sonic and Ramp as parties to this Agreement.

     Products and Prices.  "Products" and "Prices" shall mean the Products (as
     -------------------
modified for Ramp in accordance with Exhibit A and Section 5) and Prices listed in Exhibit B. Products includes all Documentation, Software, Enhancements, Error Corrections, Modifications, Licensed Upgrades, and Releases Sonic makes available to Ramp hereunder.

     Releases.  "Releases" means new versions of the Software or Product, which
     --------
may include, without limitation, Error Corrections, Enhancements, and Modifications.

     Second-Tier Support.  "Second-Tier Support" shall mean technical support of
     -------------------
the Product directly to Channel Partners.

     Severity I Bug.  "Severity I Bug" shall mean any demonstrable Error in the
     --------------
Product that: (i) causes the Product to have a significant loss of intended function as set forth in the applicable Specifications; (ii) causes or is likely to cause data to be lost or destroyed; or (iii) prevents the Product from being installed or executed on the properly configured environment.

     Software.  "Software" shall mean the computer programs and/or firmware
     --------
which are necessary in order to cause the Products to operate properly, which are described on Exhibit A, and which Sonic will provide to Ramp hereunder.

     Specifications.  "Specifications" shall mean the specifications for the
     --------------
Products set forth on Exhibit A, Exhibit C, and as otherwise mutually agreed upon by the Parties in writing.

     Third-Tier Support.  "Third-Tier Support" shall mean technical support of
     ------------------
the Product directly to Ramp.

     Territory.  The "Territory" is the world, subject to the export
     ---------
restrictions covered in Section 11.1.

2.   Rights and Restrictions
     -----------------------

2.1  License Grants.  Sonic hereby grants to Ramp a non-exclusive, worldwide
     --------------
right to reproduce the Documentation and to use, support, sell, modify (as set forth in Section 3.4), and distribute the Products. Ramp does not have the right to re-license the Products to a third party for purposes of manufacturing the Products. However, should a case arise where Ramp needs manufacturing rights or to convey manufacturing rights to a third party in order to secure a large OEM opportunity, the Parties agree to negotiate such an arrangement in good faith.

2.2  Use of Trademarks/Logos.  No license is granted to Ramp to use any Sonic
     -----------------------
trademarks, service marks or logos, or those trademarks or logos of any of Sonic's OEMs without the prior, express written permission of Sonic.

2.3  Ownership of Intellectual Property in Products.  The Sonic Products,
     ----------------------------------------------
including any associated intellectual property rights and/or Derivative Works, are and remain the sole property of Sonic. Ramp shall from time to time take any further action and execute and deliver any further instrument, including documents of assignment or acknowledgment, that Sonic may reasonably request in order to establish and perfect its exclusive ownership rights in such Products, including any associated intellectual property rights.

2.4  Software License Restrictions.  Ramp shall not reverse compile or
     -----------------------------
disassemble object code versions of the Software included in the Product or otherwise create, attempt to create, or permit or assist others to create a source code of the Software.

2.5  Independent Developments.  It is understood that the Parties have performed
     ------------------------
and will continue to perform substantial independent development relating to networking products and associated technologies. Each Party also understands that, over time, the other Party's employees may gain familiarity with the general concepts and ideas in the other Party's technology disclosed under the Agreement from independent sources. Consequently, each Party acknowledges that each Party shall be free to use such independently developed or received concepts and ideas free of all restrictions, other than those set forth in this
Section 2.

3.   Consideration
     -------------

3.1  Purchase from Sonic.  Products may be purchased by Ramp at the Prices
     -------------------
listed in Exhibit B. Ramp shall issue individual purchase orders for each Product listed in Exhibit B. Each purchase order must be received 60 days in advance of the applicable shipping date and must be non-cancelable, however, the purchase orders may be increased by up to 50% in quantity of Products being ordered upon not less than 30 days notice prior to the scheduled shipping date. A non-binding 90-day forecast must accompany all purchase orders covering the three consecutive months following the current purchase order. All Products are fully tested and verified in accordance with existing manufacturing procedures. All Products are shipped in bulk packaging in anti-static bags individually wrapped, FOB Sonic's factory in San Jose, CA. However, the second shipment against the Initial Purchase Order, due to arrive at Ramp no earlier than April 1, 1999, shall be F.O.B. Ramp's location in Fremont, California. All other shipments shall be F.O.B. Sonic's factory in San Jose, CA. Title and risk of loss for the Product shall pass to Ramp once it is turned over to Ramp's shipping agent or freight forwarder.

3.2  Terms of Purchase.  Terms of purchase shall be net 30 days.  Sonic will
     -----------------
grant such credit approval to Ramp, provided Ramp meets Sonic's credit approval standards. However, payment terms for only the first shipment against the Initial Purchase Order (due January 29, 1999) shall be net 45 days.

3.3  Minimum Purchase Orders.  Each purchase order presented to Sonic must be
     -----------------------
for a minimum of [*] units of Product to be delivered in a single shipment.

3.4  Inventory Balancing.  Ramp will have the right to modify Product in its
     -------------------
inventory as needed via a software key to increase or decrease the number of users per model (for example, if Ramp needs 25-user units and only has 5-user units in inventory, Ramp can use a software key to upgrade the 5-user units to 25-user units). The detailed mechanics of how such upgrade shall be done will be mutually agreed to by the Parties. The charge or credit to Ramp (depending on the nature of the upgrade/downgrade) shall be the actual price difference between the models, and shall be reconciled and paid no later than fifteen (15) days following the end of each calendar quarter.

4.   Upgrade License Accounting Reports and Audit Rights
     ---------------------------------------------------

4.1  Accounting Reports.  Ramp shall maintain an accurate list of Licensed
     ------------------
Upgrade units based on the Product's serial number associated with each copy of the Licensed Upgrades described in Exhibit B for a period of three (3) years after such Licensed Upgrade is made in accordance with Section 3.4. Within fifteen (15) days after the end of each calendar quarter, Ramp shall complete and submit to Sonic a detailed report setting forth all sales of the Licensed Upgrades during such calendar month and remit to Sonic the appropriate license or other fee payments due based on such report. If necessary and at Sonic's discretion, Ramp shall allow a mutually agreed upon, third party auditor to review Ramp records associated with such Licensed Upgrades per the Audit Rights in Section 4.2 below.

4.2  Audit Rights.  Sonic has the right to direct a mutually agreed upon third
     ------------
party auditor to conduct, during normal business hours and upon reasonable prior written notice to Ramp, an audit of the appropriate records of Ramp to verify the accuracy of Ramp's reports to Sonic; provided, that Sonic shall conduct no more than one (1) such audit during any twelve (12) month period. Such audit shall be at Sonic's expense, unless the adjustment to the Licensed Upgrade or other fees owing from Ramp is greater than five percent (5%) of fees reported by Ramp, in which case Ramp shall pay all expenses associated with the audit. Within ten (10) days after receipt of notice from Sonic, Ramp shall remit to Sonic all amounts found in any such audit to be due to Sonic and not previously paid by Ramp.

5.   Customization and Deliverables
     ------------------------------

5.1  Customization.  Sonic agrees, at no charge to Ramp, to make specific minor
     -------------
cosmetic and pre-configuration modifications to Sonic's pre-existing products as set forth on Exhibit A.

5.2  Deliverables.  The Deliverables are fully described in Exhibit A attached.
     ------------
Sonic will deliver all Deliverables to Ramp in accordance with the schedule set forth on Exhibit D. Ramp will have the right to test the Deliverables for a period of five (5) working days following

Ramp's receipt of such Deliverables to determine whether the Deliverables conform to the Specifications. If Ramp determines the Deliverables, fail to conform to the Specifications, Ramp will notify Sonic, and Sonic will use its best efforts to correct such defect within two (2) days. At the end of this period, Sonic will submit the corrected Deliverables to Ramp for acceptance by Ramp under this Section 5.2; provided, however, that if the corrected Deliverables fail to conform to the Specifications, Ramp will have the right to terminate this Agreement upon written notice to Sonic. The procedure set forth in this Section 5.2 will repeat until Ramp either accepts or permanently rejects the Deliverables.

6.   Support Obligations, Product Updates, and Product Upgrades
     ----------------------------------------------------------

6.1  Scope of Services.  During the term of this Agreement, Sonic shall render
     -----------------
certain services in support of the Products, during Sonic's normal working hours (Monday through Friday, 9am to 5pm, PST, excluding holidays).

     (a) Sonic shall maintain a trained staff capable of rendering the services set forth in this Agreement.

     (b)  Ramp shall provide First-Tier support and Second-Tier support.

     (c) Sonic shall only provide Third-Tier support. Under no circumstances shall Sonic be obligated to directly support a Ramp Channel Partner or an End User of the Product.

6.2  Updates and Upgrades.  During the term of this Agreement Sonic, at its own
     --------------------
discretion, shall release Product updates and upgrades and shall make such updates and upgrades available to Ramp. Sonic shall not charge Ramp for such upgrades or updates unless Sonic generally charges its customers for such upgrades and updates.

     (a) Sonic is responsible for using all reasonable diligence to correct verifiable and reproducible Errors when reported to Sonic by Ramp in accordance with Sonic's standard reporting procedures communicated in writing to Ramp. Sonic shall, within two (2) days of verifying that such an Error is present, initiate work in a diligent manner toward development of an Error Correction. Following completion of the Error Correction, Sonic shall make such Error Correction available to Ramp and shall include the Error Correction in all subsequent Releases of the Product. Sonic shall not be responsible for correcting Errors in any version of the Product other than the most recent Release of the Product, provided that Sonic continues to support prior Releases superseded by recent Releases in accordance with Section 6.3.

     (b) Sonic may, from time to time, issue new firmware releases of the Software at no cost to its customers generally, containing error corrections, minor Enhancements, and, in certain instances if Sonic so elects, major Enhancements. These new releases shall be provided to Ramp at no additional charge as new Ramp versions (which replace prior Ramp versions, as customized by Sonic for Ramp hereunder pursuant to Section 5) within 30 days after the general release.

     (c) Sonic may, from time to time, offer major Enhancements and/or Options to its customers generally for an additional per unit charge. Ramp, at its discretion, may choose to purchase and resell these major Enhancements and/or Options to its customers.

     (d) Sonic shall consider and evaluate the custom development of Enhancements for the specific use of Ramp and shall respond to Ramp's requests for additional services pertaining to the Product (including, without limitation, graphical user interface modifications, new custom functionality, and formatting assistance), provided that such assistance, if agreed to be provided, is subject to supplemental NRE charges and support fees mutually agreed to by Sonic and

RAMP. The Parties shall negotiate in good faith for Sonic to accommodate Ramp customization requests and the associated NRE fee, but Sonic may decline the request due to lack of available engineering resources, scheduling conflicts, or the nature of the requested customization.

     (e) Sonic shall make its best effort to fix Severity I Bugs within 5 working days, and other bugs within 15 working days. The Parties acknowledge that due to the unpredictable nature of future bugs Sonic cannot be expected to absolutely deliver the fixes within the specified timeframes in every case.

6.3  Support for Previous Releases.  Sonic shall continue to provide Third-Tier
     -----------------------------
Support to Ramp for the firmware release immediately preceding the latest release of firmware for a period of ninety (90) days after delivery of a new version to Ramp.

7.   Confidentiality
     ---------------

During the course of performance of this Agreement, and thereafter, either Party may disclose certain Confidential Information to the other Party. The Party receiving any such Confidential Information shall maintain the confidentiality of such Confidential Information and shall not use, disclose, or otherwise exploit any Confidential Information for any purpose not expressly contemplated by this Agreement.

8.   Representation and Warranties
     -----------------------------

8.1  Non-infringement.  Sonic is a corporation duly organized, validly existing
     ----------------
and in good standing under the laws of the State of California, and has full corporate power and authority to enter into this Agreement. In addition, Sonic has good and marketable title to all of the Products, free and clear of restrictions on or conditions to the license, transfer or assignment of the Products. No person has made a claim against Sonic that any of the Products infringe any patent, copyright, or proprietary process of interest of another, and Sonic does not require rights under any patent, copyright (or any application or registration respecting any thereof), discovery, improvement, process, formula, know-how, data, plan, specification, drawing or the like belonging to another. Finally, Sonic represents and warrants that the Products do not and shall not infringe any patent, copyright, mask right or trade secret of any third party.

8.2  Warranty.  Sonic represents and warrants that the Products will perform in
     --------
accordance with their uses and be substantially free of errors in their operation for a period of 15 months after the date of shipment by Sonic. Products that are found to be defective and are under warranty that are returned to Sonic shall be replaced with new or refurbished Products within 30 days of receipt. In the event that the Products are found to be modified (except as specifically permitted under this Agreement), tampered with, or mis-used this warranty shall not apply.

8.3  Limitation of Liability.  EXCEPT AS SET FORTH IN THIS SECTION 8, SONIC
     -----------------------
DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO THE SUITABILITY OR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

8.4  Indemnification by Sonic.  Except to the extent Ramp indemnifies Sonic
     ------------------------
pursuant to Section 8.5 below, and except for claims which arise from Ramp's negligence or willful misconduct, Sonic agrees to indemnify and hold harmless Ramp, its successors and assigns, officers, directors, employees and customers (collectively "Indemnitees"), from and against any and all claims and causes of
               -----------
action arising out of any claims of any third parties with respect to Sonic's breach of any of its representations, warranties or covenants contained in this Agreement; provided that Sonic receives prompt written notice of and has sole control over the defense and settlement of such claims and actions. Sonic shall pay all costs, expenses and reasonable attorneys fees incurred by Ramp in connection with any such defense unless Ramp chooses to defend itself, in which case it would be at Ramp's own cost. In the event of any such claim or suit, unless Ramp chooses to defend itself at its own cost, Sonic shall have the right to select counsel and the right to control the defense and settlement of such suit or claim. Sonic further agrees to indemnify and save harmless Indemnitees from all claims or causes of action based upon defective design, manufacture, or a failure of the Products to perform according to their specifications.

8.5  Indemnification by Ramp.  Except to the extent Sonic indemnities Ramp
     -----------------------
pursuant to Section 8.4 above, and except for claims which arise from Sonic's negligence or willful misconduct, Ramp agrees to indemnify and hold harmless Sonic from any losses from claims of personal injury arising from Ramp's sale and distribution of the Product, or from its breach of any representations, warranties or covenants contained in this Agreement; provided that Ramp receives prompt written notice of and has sole control over the defense and settlement of such claims and actions. Ramp shall pay all costs, expenses and reasonable attorneys fees incurred by Sonic in connection with any such defense, unless Sonic chooses to defend itself. This indemnity shall not expire upon termination of this Agreement, but shall remain in force and effect thereafter.

8.6  Limitation of Liability.  Except for claims which arise from the negligence
     -----------------------
or willful misconduct of Sonic or Sonic's employees, officers, or agents, the maximum cumulative liability owed by Sonic to Ramp under Section 8.4 above shall be limited to the total amount paid by Ramp to Sonic as of the date a court makes a final determination in any action alleging a breach of Sonic's rights or representations under Section 8.1 or 8.2. Except for claims which arise from the negligence or willful misconduct of Ramp or Ramp's employees, officers, or agents, the maximum cumulative liability owed by Ramp to Sonic under Section 8.5 above shall be limited to the total amount received by Sonic from Ramp as of the date a court makes a final determination in any action brought by Sonic under section 8.5. As used in this section 8.6, a `final determination' is the date no further appeal is possible in the action at issue.

9.   Term & Termination
     ------------------

9.1  Term.  Subject to Section 9.2, the term of this Agreement begins on the
     ----
Effective Date and shall continue for a period of 1 year, provided that this Agreement shall automatically renew for successive one year terms, unless either Party gives the other, Party thirty (30) days written notice prior to the expiration of the then-current term of such Party's intent to terminate this Agreement.

9.2  Termination.  Either Party may terminate this Agreement in the event the
     -----------
other Party is in material breach of this Agreement (including any failure to timely pay amounts owed to a Party) and the breaching Party fails to cure such breach within thirty (30) days following its receipt of written notice of such breach from the other Party; provided, however, that such cure period shall be shortened to a period of five (5) days if Ramp is in material breach of any of the terms of Section 2 of this Agreement.

9.3  Custom Inventory.  In the event of termination of this Agreement by either
     ----------------
Party, any custom parts in Sonic's inventory that were ordered specifically to fulfill a purchase order submitted by Ramp and accepted by Sonic shall be paid for by Ramp to Sonic within 30 days of the termination of this Agreement.

9.4  Minimum Quantities.  Ramp agrees to use commercially reasonable efforts to
     ------------------
purchase certain initial, quarterly, and annual minimum quantities. With the exception of the Initial Purchase Order, these minimum quantities are not binding financial commitments, except as set forth in Section 9.5(c). Such minimum quantities include:

     (a)  Initial Purchase Order.  The Initial Purchase Order of [*] units
          ----------------------
total will be delivered in two batches of [*] each, the first to have a requested delivery date of no later than January 31, 1999, and the second to have a requested delivery date no earlier than April 1, 1999.

     (b)  Quarterly Minimum.  From the Effective Date of this Agreement, Ramp
          -----------------
will use commercially reasonable efforts to purchase [*] units per quarter. The first shipment of [*] on the Initial Purchase Order shall constitute the entire minimum with respect to the first calendar quarter during the term of this Agreement and the second shipment of [*] shall be counted towards meeting the minimum with respect to the second calendar quarter.

     (c)  Annual Minimum.  From the Effective Date of this Agreement, of [*]
          --------------
units per calendar year.

9.5  Default.  The following are events of default:
     -------

     (a)  Failure to Pay or Breach.  If either Party is in default of any
          ------------------------
material term or condition hereunder and such default continues for thirty (30) days following written notice thereof by the non breaching Party; or

     (b)  Insolvency. Assignment or Bankruptcy. If either Party is in material
          ------------------------------------
default of its obligations to its vendors or suppliers, becomes insolvent, files or has filed against it a petition under any Bankruptcy Law (which, if involuntary, is unresolved after sixty days); or

     (c)  Performance.  Should Ramp fail to meet the quarterly minimum of one
     -----------
thousand (1,000) units as specified in Section 9.4(b) for any two consecutive quarters.

     (d)  Right to Cure Default.  Notwithstanding Sections 9.5(a), 9.5(b), and
          ---------------------
9.5(c) above, either Party will have a 30-day right to cure any deficiency claimed or presented in writing that would constitute default.

9.6  Return of Confidential Information.  Upon termination of this Agreement and
     ----------------------------------
receipt of written request from either Party, each Party shall return at its expense any and all copies of Confidential Information or materials in its possession or under its control.

9.7  Purchases after Termination.  Upon termination of this Agreement (except
     ---------------------------
for termination due to breach of contract by Ramp) Ramp shall be able to continue to purchase the Product and receive Third-Tier Support for a period of ninety (90) days per the original terms of this Agreement.

10.  Source Code and Hardware Design Escrow
     --------------------------------------

10.1 Escrow Agreement.  Sonic agrees to deposit a full and complete electronic
     ----------------
copy of the source code and hardware design to the Product, and all updates and enhancements thereto (the "Source Materials"), into escrow with a mutually
                           ----------------
agreed upon escrow services company. The Parties will enter into a mutually agreeable escrow agreement. Ramp shall pay all fees for such escrow and Sonic shall bear its own costs in preparing the Source Materials for deposit. The escrow agreement shall provide for the release of such Source Materials upon the occurrence of an Event (as defined in 10.2).

10.2 Release Event.  The definitive escrow agreement will provide for the
     -------------
release of the Source Materials to Ramp in the event of (a) institution by or against Sonic of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Sonic's debts, provided such proceeding is not dismissed within forty-five (45) days after its filing,

(b) upon Sonic's making an assignment for the benefit of creditors, or (c) upon Sonic's dissolution or ceasing to do business (each of Sections 10.2(a), (b), and (c) an "Event").
            -----

10.3  Source Code License.  Subject to the terms and conditions of this
      -------------------
Agreement, upon release from escrow Ramp shall have a nonexclusive, nontransferable license to use and modify the Source Materials and distribute the same in accordance with the licenses herein granted. Title in all Source Materials shall remain in Sonic and Ramp will take all reasonable precautions to maintain the secrecy of the Source Materials. Further, upon the release from escrow of the Source Materials, Ramp shall pay royalties to Sonic, or Sonic's designate or successor, in the amount of $50 per unit shipped which contains the Source Materials or any portion thereof.

10.4  Right to Use Source Materials.  Upon the release from escrow of the Source
      -----------------------------
Materials, Ramp agrees to not integrate the Source Materials into products other than the Products.

11.   Miscellaneous
      -------------

11.1  Export Restrictions.  Ramp shall not re-export, either directly or
      -------------------
indirectly, the Product (including any technical data, manuals, or other materials delivered pursuant to this Agreement) to any country or countries to which such re-exports are prohibited under the laws of the United States, or the laws of any country in the Territory, including but not limited to any Derivative Works or Modifications. Ramp shall obtain appropriate license approvals and certifications necessary, if any, to comply with the applicable export and re-export restrictions of the United States or any country in the Territory. Ramp understands and recognizes that the Product and other materials made available to it hereunder may be subject to the Export Administration Regulations of the U.S. Department of Commerce and other U.S. government regulations relating to the export of technical data and equipment and products produced therefrom. Ramp is familiar with and agrees to comply, and to require Channel Partners and End-Users to, with all such regulations, including any future modifications thereof.

11.2  Force Majeure.  If either Party is prevented from performing any portion
      -------------
of the Agreement by causes beyond its control, including labor disputes, civil commotion, war, governmental regulations or controls, casualty, inability to obtain materials or services, or acts of God, such defaulting Party shall be excused from performance for a period of delay and for a reasonable time thereafter.

11.3  Governing Law.  This Agreement shall in all respects be governed by and
      -------------
interpreted in accordance with the laws of the State of California, without reference to conflict of law provisions.

11.4  Arbitration.  Any controversy or claim arising out of this Agreement or a
      -----------
breach thereof shall, on written request of either Party served on the other, be submitted to binding arbitration before a single arbitrator to be conducted in accordance with the Rules and Regulations of the American Arbitration Association (Commercial Division). If the Parties are unable to agree on an arbitrator within thirty (30) days after a Party has served notice of a request to arbitrate, then an arbitrator shall be selected by the American Arbitration Association pursuant to its then current rules, within fifteen (15) days after the Parties are unable to agree on the arbitrator. Arbitration shall take place in the County of Santa Clara, California. No discovery shall be allowed in such arbitration. The maximum number of days of hearing in such arbitration shall be ten (10), all of which shall occur in a twenty (20) day period. The arbitrators shall issue a written decision in the arbitration giving the findings of facts and reasons for the award made by the arbitrator. The award shall be specifically enforceable in a court of law with jurisdiction over the Parties and subject matter.

11.5  Attorney's Fees.  In any litigation or arbitration between the Parties,
      ---------------
the prevailing Party shall be entitled to reasonable attorney fees and all costs of proceedings incurred in enforcing this Agreement.

11.6  Consequential Damages.  EXCEPT AS EXPLICITLY SET FORTH IN THIS AGREEMENT,
      ---------------------
UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, OR SPECIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR A PARTY'S PERFORMANCE OR FAILURE TO PERFORM HEREUNDER.

11.7 The terms of any invoice, acknowledgment, purchase order, or any other document issued in connection with any transaction under this Agreement shall be disregarded except for quantities ordered, prices applicable, freight and insurance charges, and delivery dates specified. The terms of this Agreement shall supersede and void any and all standard terms and conditions on each Party's respective forms as described in the first sentence of this Section 11.7.

11.8  Binding Nature and Assignment.  Neither Party may assign any of its rights
      -----------------------------
or obligations under this Agreement without the prior written consent of the other Party; provided, that either Party may in its sole discretion assign its rights and obligations under this Agreement to an entity which acquires all or substantially all of its assets or to any successor in a merger or acquisition without the prior written consent of the other Party. Subject to the foregoing, this Agreement is binding on the Parties and their respective successors and assigns.

11.9  Amendment and Waiver.  No modification, amendment, or waiver of or under
      --------------------
this Agreement is binding unless executed in writing by the Party against whom enforcement of such modification, amendment or waiver is sought. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provision nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.10 Further Assurances.  Each Party shall provide such further documents or
      ------------------
instruments required by the other Party as may be reasonably necessary or desirable to give effect to this Agreement and to carry out its provisions.

11.11 Publicity.  For purposes of marketing the Products each Party may
      ---------
publicize the business relationship generally contemplated by this Agreement only with the prior consent of the other Party.

11.12 Severability.  Any provision of this Agreement which is prohibited or
      ------------
unenforceable in any jurisdiction is, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

11.13 Entire Agreement.  This Agreement, including the Exhibits hereto,
      ----------------
constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. There are no representations or warranties of the Parties in connection with the subject matter hereof except as specifically referenced herein.

11.14 Notices.  Any notice, demand or other communication required or permitted
      -------
to be given under this Agreement must be in writing and is deemed delivered to a Party (a) when delivered by hand or courier, (b) when sent by confirmed facsimile with a copy sent by another means specified in this Section, or (c) six (6) days after the date of mailing if mailed by certified or registered mail, return receipt requested, postage prepaid, in each case to the address of such Party set forth below (or at such other address as the Party may from time to time specify by notice delivered in the foregoing manner):

          If to Sonic:
          -----------

          Sonic Systems
          5400 Betsy Ross Drive, #206
          Santa Clara, CA  95054
          Attn: Sreekanth Ravi


          If to RAMP:
          ----------

          Ramp Networks, Inc.
          3180 De La Cruz Blvd., Suite 200
          Santa Clara, CA  95054
          Attn:  John Humphreys

11.15     Independent Contractors. The Parties act as independent contractors of
          -----------------------
each other. Nothing herein is deemed to constitute Sonic and Ramp as partners, joint venturers, or principal and agent. Except as expressly contemplated by this Agreement, the Parties have no authority to bind each other legally or equitably by contract, admission, acknowledgment, or undertaking or to represent each other as to any matters.

11.16     No Third Party Beneficiaries.  Nothing in this Agreement confers any
          ----------------------------
rights on any person or entity not a Party to this Agreement.

11.17     Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which is deemed an original but all of which taken together constitute one and the same instrument.

11.18     Survival. Sections 1, 2.3, 2.4, 2.5, 4, 8, 9.6, 9.7, 10.3, 11, and all
          --------
payment obligations incurred prior to the termination of this Agreement, will survive the termination or expiration of this Agreement for any reason. Section 7 will survive the termination of this Agreement for a period of five (5) years.

IN WITNESS WHEREOF the Parties have entered into this Agreement to take effect on the date executed by Sonic.

RAMP NETWORKS, INC.                         SONIC SYSTEMS, INC.

Signature /s/ Mahesh Veerina                Signature /s/ Sreekanth Ravi
          ---------------------                       --------------------
Print Name    Mahesh Veerina                Print Name    Sreekanth Ravi
          ---------------------                       --------------------
Print Title   President                     Print Title   President
          ---------------------                       --------------------
Date          1/5/99                        Date          1/5/99
          ---------------------                       --------------------

                                   EXHIBIT A
                                   ---------

                                  Deliverables

PRODUCT OVERVIEW
----------------
Sonic shall deliver a customized version of its two-port SonicWALL product. There will be three models of this single hardware version, each model software-keyed to limit it to a particular maximum number of Users. The limit will be based on the first ``X'' number of IP Addresses on the LAN that attempt to access the WAN through the SonicWALL. The three models shall be 5-User, 25-User, and 100-User.

PRODUCT SPECIFICATION
---------------------
The product specifications for the purposes of this Agreement are as detailed below. The baseline product is Sonic Systems' current two-port SonicWALL Internet Security Appliance, Firmware version 3.x (Exhibit C attached). Sonic will make the following modifications:

HARDWARE:
 .  The Product shall include Sonic's standard SonicWALL Plastic faceplate
 .  The entire enclosure will have a standard plastic color to match or complement current Ramp products.
 .  Product and Ramp company name to be customized on the hardware
SOFTWARE
 .  Versions shall only be 5-User, 10-User, and 100-User.
 .  Product and Ramp company name to be customized in the software Graphical User
   Interface (GUI)
 .  Set default IP address to Ramp Default
 .  Customer registration to be directed to Ramp URL
 . Sonic to help Ramp set-up the CyberNOT server on a PC at Ramp and direct the Product to this server for any CyberNOT updates.

MISCELLANEOUS
 .  Future Sonic charged Options (such as VPN) are not included in the base
   Product and are only available if they are list in the Table in Exhibit B.
 .  An electronic version of the SonicWALL documentation shall be provided by
   Sonic to Ramp for Ramp to customize and produce hard copy documentation.
 . Only the individual units shall be supplied and bulk shipped by Sonic. Hard copy documentation, product packaging (other than anti-static bags), and power supplies are not part of this Agreement.
 .  Sonic to provide Ramp technical training prior to February 5, 1999
 .  A list of known bugs shall be provided and updated as available.

                                   EXHIBIT B
                                   ---------

                              Products and Pricing

                                Product Pricing

--------------------------------------------------------------------------------
        Product Model                                Per Unit Price
--------------------------------------------------------------------------------
          5 - User                                        [*]
--------------------------------------------------------------------------------
          15-User                                         [*]
--------------------------------------------------------------------------------
          100-User                                        [*]
--------------------------------------------------------------------------------


                                Upgrade Pricing

--------------------------------------------------------------------------------
           Upgrade                                  Per Unit Upgrade Price
--------------------------------------------------------------------------------
        VPN Upgrade                                     [*]
--------------------------------------------------------------------------------
    30 Day CyberNOT Trial Subscription                  [*]
--------------------------------------------------------------------------------
Annual CyberNOT List Subscription Update                [*]
--------------------------------------------------------------------------------

                                   EXHIBIT C
                                   ---------

                             Product Specification

                   INSERT SONICWALL SPECIFICATION SHEET HERE

                          Internet Firewall Appliance

 .    Firewall Security. SonicWALL uses stateful packet inspection to protect the private LAN from hackers and vandals on the Internet. Stateful packet inspection is similar to the algorithms used by enterprise level firewall vendors, such as Check Point and Cisco, and is widely considered to be the most effective method of protecting the private LAN.

 .    Hacker Attack Prevention.  SonicWALL is pre-configured to automatically detect and thwart Denial of Service (DoS) attacks such as Ping of Death, SYN Flood, LAND Attack, IP Spoofing, etc. The goal of a DoS Attack is not to steal information, but to disable a device or network so users no longer have access to network resources. For example, "WinNuke," a widely available DoS tool, is used to remotely crash any unprotected Windows PC on the Internet; SonicWALL protects the private LAN from WinNuke and many other DoS attacks.

 .    Internet Content Filtering.   Content filtering allows businesses to create
     and enforce Internet access policies tailored to the needs of the organization. An optional Content Filter List subscription is available which allows the administrator to select categories of Internet sites, such as pornography or racial intolerance, to block or monitor access.
     Automatic weekly updates of the customizable Content Filter List make sure that access restrictions to new and relocated sites are properly enforced. Users may be given a password to bypass the filter, giving them unrestricted access to the Internet.

 .    Network Address Translation (NAT).  NAT translates the IP addresses used on the private LAN to a single, valid IP address that is used on the Internet. This adds a level of security since the address of a PC on the LAN is never transmitted on the Internet. NAT also allows SonicWALL to support LANs using low cost Internet accounts, such as xDSL or cable modems, where only one IP address is provided by the ISP.

 .    DHCP Server and Client.  DHCP Server provides centralized management of IP clients on the LAN by automatically configuring their IP address, gateway address, DNS address, and more. DHCP Client allows SonicWALL to acquire its IP settings (such as IP address, gateway address, DNS address, etc.) from the ISP. This is ideal when the IP settings, which may change from time to time, are automatically provided by the ISP, as is the case with some xDSL and cable modem Internet accounts.

 .    Remote Access Authentication.  Users can access Intranet resources on the private LAN by successfully logging into SonicWALL from the Internet. Authentication is established using an MD5-based encrypted security mechanism.

 .    Web Browser Management.  SonicWALL is easily and securely configured and monitored through a Web-based interface. Authentication is established using an MD5-based encrypted security mechanism.

 .    Network Access Rules. Network Access Rules allow the administrator to extend SonicWALL's firewall functions. For example, a rule may be created which blocks all traffic of a certain type, such as Internet Chat (IRC), from the LAN to the Internet, another rule may be created which gives Internet users access to a server on the LAN, such as the organization's public Web server.

 .    ICSA Certified. After being subjected to a rigorous suite of tests intended to expose vulnerabilities to attacks and intrusions, SonicWALL has been awarded the internationally accepted ICSA Firewall Certification. Administrators can rest assured that SonicWALL has been tested and approved by the worldwide authority in independent security services.

 .    Optional Enterprise Features.  In addition to the unlimited number of LAN clients supported, SonicWALL Plus has features that make it ideally suited for use in larger, enterprise networks. SonicWALL/10 and SonicWALL/50 may be upgraded to support more users and to add the following Optional Enterprise Features.

     . Custom Network Access Rules. The administrator has fine-grain control over network traffic. For example, Custom Network Access Rules may be created which allow access to a Web server to everyone but competitors, or restrict use of certain protocols, such as Telnet, to authorized users on the LAN.

     . Web Proxy Relay. If use of a caching proxy server is required, SonicWALL Plus may be used to transparently redirect all Web requests to the proxy without client configuration.

     . Intranet Support. SonicWALL Plus allows Intranet firewalling by allowing the administrator to restrict access to certain resources on the LAN. For example, protection may be required for a company's accounting department against unauthorized access by other users on the same network.

Businesses can greatly benefit from the wealth of information that is available on the Internet. But with that benefit comes the security risk that unauthorized users may access the network to steal information. Some hackers get their thrill by crashing or corrupting PCs and servers. To help companies reduce these security risks, Sonic Systems developed SonicWALL. SonicWALL offers state-of-the-art software and hardware technology to provide a secure, easy-to-install, reliable, and affordable firewall for businesses with a few users to several hundreds of users.

To protect the private network against Internet-based theft, destruction or modification of data, SonicWALL implements stateful packet inspection, a technology similar to that used in enterprise-level firewall products offered by Check Point and Cisco. SonicWALL will allow data coming from the Internet only if it's part of a session that was initiated by one of the users on the secure Local Area Network (LAN). Hackers and other unauthorized users will be stopped at SonicWALL and not allowed on the private network.

When SonicWALL is installed, the network is protected from Denial of Service Attacks, such as Ping of Death, SYN Flood, IP Spoofing, and LAND. When new hacker attacks are discovered, Sonic adds protection from them to the SonicWALL software. SonicWALL goes an extra step by automatically notifying the administrator when there is a new software release available. SonicWALL customers get free software updates.

In addition to stopping unauthorized users from accessing the secure LAN, SonicWALL allows company management to determine which Internet sites or Newsgroups should be accessible. The network administrator simply selects the categories of content to block, such as pornography, intolerance or violence, and SonicWALL will automatically block the sites that fall under those categories. SonicWALL uses the highly regarded CyberNOT filter list from Microsystems Software, also used in products offered by distinguished organizations such as America Online, AT&T, IBM, Microsoft, Netscape and The Scholastic Network.

SonicWALL was designed for ease of installation and administration.
Installation involves simply connecting SonicWALL between the private network and Internet router, spending a few minutes selecting the filtering options from the intuitive, Web browser based configuration screen, and the users and network are secure. No reconfiguration of any PC applications is needed.

                                    EXHBIT D
                                    --------

                             Deliverables Schedule

The customized version of the software is to be delivered to Ramp no later than January 15, 1999.

                                  Amendment to
                                  ------------

                                   EXHIBIT B
                                   ---------

                             OEM Purchase Agreement
                                    Between
                     Sonic Systems, Inc. and Ramp Networks

                                 July 20, 1999

                              Products and Pricing

                                Product Pricing

--------------------------------------------------------------------------------
        Product Model                                   Per Unit Price
--------------------------------------------------------------------------------
          5 - User                                          [*]
--------------------------------------------------------------------------------
          25-User                                           [*]
--------------------------------------------------------------------------------
          100-User                                          [*]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       Product Model                                   Per Unit Price
--------------------------------------------------------------------------------
     5 - User with Four Port Hub                            [*]
--------------------------------------------------------------------------------
     25-User with Four Port Hub                             [*]
--------------------------------------------------------------------------------
     100-User with Four Port Hub                            [*]
--------------------------------------------------------------------------------

Pricing for the Four-Port Hub Model is effective upon product availability. Ramp and Sonic will work out a mutually acceptable plan to phase in the Four-Port Hub Model and discontinue the single-port model.

                                Upgrade Pricing

--------------------------------------------------------------------------------
        Upgrade                                  Per Unit Upgrade Price
--------------------------------------------------------------------------------
     5-User Model to 250-User Model                      [*]
--------------------------------------------------------------------------------
       25-User Model to 250 Model                        [*]
--------------------------------------------------------------------------------
       100-User to 250-User Model                        [*]
--------------------------------------------------------------------------------
          VPN Upgrade                                    [*]
--------------------------------------------------------------------------------
    30 Day CyberNOT Trial Subscription                   [*]
--------------------------------------------------------------------------------
  Annual CyberNOT List Subscription Update               [*]
--------------------------------------------------------------------------------

RAMP NETWORKS, INC.                               SONIC SYSTEMS, INC.

Signature  /s/ Mahesh Veerina                     Signature /s/ Sreekanth Ravi
          --------------------                              --------------------
Print Name     Mahesh Veerina                     Print Name    Sreekanth Ravi
          --------------------                              --------------------
Print Title    President                          Print Title   President
          --------------------                              --------------------
Date           7/29/99                            Date          7/21/99
          --------------------                              --------------------

                                      21